                                                                    EXHIBIT 10.2

STATE OF NORTH CAROLINA
                                                                       AGREEMENT
COUNTY OF MECKLENBURG

         THIS AGREEMENT (this "Agreement") is entered into as of March 6, 2000 by and between LANCE, INC., a North Carolina corporation (the "Company"), and DOMINIC J. SIDARI ("Sidari").

                              STATEMENT OF PURPOSE

         Sidari has been employed by the Company since April 20, 1998. On May 29, 1998, the Company and Sidari entered into an Executive Severance Agreement (the "Severance Agreement"), whereby the Company provided Sidari with certain benefits. Sidari currently holds the title of Vice President of Sales.

         The Company has decided to permanently eliminate the job Sidari is performing for the Company. The Company and Sidari have entered into negotiations with a view toward resolving all issues relating to Sidari's employment with the Company and the termination of that employment.

         As a result of these negotiations, Sidari and the Company have agreed that Sidari and the Company will terminate their relationship on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement that are not expressly defined herein but are defined in the Severance Agreement have the respective meanings given those terms in the Severance Agreement. In addition, as used herein, the following terms shall have the following meanings:

                  (a) "Affiliate" with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company. For purposes of this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (b) "Person" means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.

                  (c) "Effective Date" with reference to this Agreement means the eighth (8th) day following the execution of this Agreement, if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

         2. TERMINATION OF EMPLOYMENT; RESIGNATION FROM OFFICES. As the result of the permanent elimination of his job, the Company does hereby terminate Sidari's employment and as requested by the Company, Sidari hereby resigns from all offices, committees and positions he holds with the Company and its Affiliates, including but not limited to, Vice President of Sales of the Company, with said termination and resignation to be effective as of March 27, 2000. Sidari will remain on the payroll through March 27, 2000 and will be considered during the period March 6, 2000 to March 27, 2000 as being on vacation, and in such connection will have no duties or responsibilities except to consult from time to time with Company officials regarding the transfer of his responsibilities to others. If requested by the Company, Sidari will execute any additional resignation letters, forms or other documents which acknowledge his resignation from such employment, positions, committees and offices.

         3. PAYMENTS BY THE COMPANY. The Company agrees to pay or provide Sidari with the following:

                  (a) Compensation and benefits to which Sidari is otherwise entitled as an employee of the Company at Sidari's current rate and status through March 27, 2000, in accordance with the Company's generally applicable policies and procedures (payment for the period March 6, 2000 through March 27, 2000 shall be treated as vacation pay and shall exhaust Sidari's accrued vacation entitlement);

                  (b) Compensation and benefits to which Sidari is otherwise entitled under the Severance Agreement in accordance with the terms of the Severance Agreement. For purposes hereof, the Company acknowledges and agrees that Sidari shall be considered to have been involuntarily terminated Without Cause, and shall be due all payments and benefits set forth in paragraph 4 of the Severance Agreement. The parties agree that Sidari is entitled to be paid $248,659 under Paragraph 4(a) of the Severance Agreement, that the payments described in Paragraph 3(a) in this Agreement satisfy the obligations described in Paragraph 4(b) of the Severance Agreement and that Sidari is entitled to receive under Paragraph 4(c) of the Severance Agreement the greater of (i) $22,482 or
                           (ii) the actual bonus earned through the Termination Date. While it is not obligated to make any payment under Paragraph 4(c) of the Severance Agreement at this time, the Company agrees to pay Sidari $22,482 within thirty (30) days after the Effective Date. If a larger amount is determined to be due under Paragraph 4(c) of the Severance Agreement, the Company will pay the difference between the amount paid and the amount due at the same time as payments are made to the Company's other employees under the Company's Annual Corporate Performance Incentive Plan for Officers.

                  (c) Possession of the Company automobile used by Sidari in connection with his employment together with conveyance of title to said automobile promptly following the Effective Date of this Agreement;

                  (d) Health benefits for Sidari under the Company's group medical plan until the earlier of (a) the date Sidari becomes eligible for coverage under another employer's plan, (b) his death or (c) March 27, 2001. During this period, Sidari will be required to pay those amounts the Company's employees are customarily required to pay from time to time for such coverage and will be entitled to obtain at his expense optional family/dependent medical coverage under the Company's group medical plan. After March 27, 2001, Sidari may continue his coverage to the extent (if any) and in the manner provided by the "COBRA" provisions of federal law.

                  (e) Sidari has participated in various Company sponsored benefit plans including the Profit-Sharing Retirement, 401-(k), Employee Stock Purchase and Incentive Equity plans. Sidari's vested interest in these plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of said plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans.

                  (f) The Company will provide Sidari, at no expense to him, outplacement services through Manchester Services or another provider selected by the Company for a period of up to six months (or longer in the Company's sole discretion) at a cost not to exceed $12,500.

                  (g) In consideration for the non-competition portion of this agreement in Section 7, Lance agrees to pay Sidari the sum of $25,575. No withholdings for income or employment taxes shall be made from the amount paid pursuant to this Section 3(g).

         4. TERMINATION OF THE COMPENSATION AND BENEFITS ASSURANCE AGREEMENT AND ALL OTHER BENEFITS NOT SPECIFIED IN THIS AGREEMENT. On May 29, 1998, Sidari and the Company entered into a Compensation and Benefits Assurance Agreement which was intended to provide Sidari with certain compensation and benefits in the event of the termination of his employment under certain specified circumstances in connection with a Change in Control, as defined in the Compensation and Benefits Assurance Agreement. It is agreed that this Agreement is not being entered into in connection with a Change in Control, that Sidari is not entitled to receive any compensation or benefits under the Compensation and Benefits Assurance Agreement, that the Compensation and Benefits Assurance Agreement is hereby terminated and that neither party has any further rights and obligations thereunder. The Company and Sidari acknowledge and agree that all other benefits and perquisites related to or resulting from Sidari's employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto.

         5. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY. Sidari acknowledges that by reason of Sidari's employment by the Company, Sidari has had access to certain Company "Trade Secrets" (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. ss.66-152) and confidential product formulations (collectively "Confidential Information"). Sidari agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company's premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company. In addition, Sidari agrees that he will turn over and return to the Company no later than March 27, 2000 all property whatsoever of the Company now in his possession (including keys and credit cards).

         6. EMPLOYMENT TAXES AND WITHHOLDINGS. Sidari acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

         7. NON-COMPETITION. Sidari agrees that in consideration of the payments and benefits described in Paragraphs 3(c), (d) and (f) and the accelerated payment of amounts under Paragraph 4(c) of the Severance Agreement, he will not during the period March 27, 2000 through September 27, 2000, become employed by, perform services for or consult with the following corporations, their subsidiaries or affiliates which are involved in the manufacture or sale of sandwich crackers, or their successors or assigns: Frito Lay, Nabisco and Keebler.

         8. RELEASE OF THE COMPANY. Sidari, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all "Employment-Related Claims," which Sidari now has or may have by reason of any thing occurring, done or omitted to be done to the date of this Agreement; provided, however, this release shall not apply to any claims which Sidari may have for the payments or benefits expressly provided for Sidari or otherwise specifically referred to in this Agreement. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Sidari has or may have:

                  (i) related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

                  (ii) under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA").

         9. SPECIAL ADEA WAIVER ACKNOWLEDGEMENTS. SIDARI ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED ("ADEA"). SIDARI FURTHER ACKNOWLEDGES AND AGREES THAT:

                  (a) THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT;

                  (b) HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION WHICH HE IS NOT ALREADY ENTITLED TO RECEIVE;

                  (c) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT;

                  (d) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE DAYS (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME AND THAT THE AGREEMENT WILL BECOME EFFECTIVE FOLLOWING THE EXPIRATION OF THE SEVEN (7) DAY PERIOD REFERRED TO IN PARAGRAPH 9 (e) BELOW; AND

                  (e) HE IS AWARE THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SEVEN (7) DAYS FOLLOWING HIS EXECUTION OF THIS AGREEMENT AND THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING SUCH PERIOD BY DELIVERING (OR CAUSING TO BE DELIVERED) TO THE PRINCIPAL OFFICE OF THE COMPANY NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) FULL DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.

         10. CONFIDENTIALITY OF THIS AGREEMENT; EMPLOYMENT REFERENCE. Sidari shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorney, his tax advisors and the appropriate taxing authorities or as otherwise required by law, hereinafter "Qualified Persons") the terms of this Agreement, including the amounts payable hereunder. Sidari further agrees that he shall not discuss with anyone other than Qualified Persons the circumstances surrounding the termination of his employment. If any person asks Sidari about the above matters, he will simply say that he resigned from the Company and all issues relating to his employment have been resolved. Sidari further agrees that for a period of five years from the Effective Date, he will refrain from making derogatory comments about the Company or its agents or affiliates to the Company's customers, suppliers or employees. The Company agrees that for a period of five years from the Effective Date, the Company and its officers will likewise refrain from making derogatory comments about Sidari to the Company's customers, suppliers or employees. The Company further agrees that if any person makes inquiry concerning Sidari, the Company will advise such person only as to the dates of Sidari's employment with the Company, the positions held and that he voluntarily resigned from the Company.

         11. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Sidari, his heirs, executors and administrators.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Sidari has hereunto set his hand and seal, all as of the day and year first above written.

                                         LANCE, INC.

[CORPORATE SEAL]

ATTEST:                                  By       s/ E. D. Leake
                                           -------------------------------------

         s/ Robert S. Carles                      Vice President
------------------------------------     ---------------------------------------
Secretary                                         Title

                                                  s/ Dominic J. Sidari    [SEAL]
                                         ---------------------------------
                                         Dominic J. Sidari